Exhibit 10.1

AVATECH SOLUTIONS, INC.

RESTRICTED STOCK AWARD PLAN

As Amended August 26, 2005

Approved by the Shareholders November 10, 2005

Section 1. Purpose. The Avatech Solutions, Inc. Restricted Stock Award Plan (the “Plan”) is intended to provide incentives which will attract and retain highly competent persons as officers, directors, key employees and consultants of Avatech Solutions, Inc. (the “Company”) and its present or future subsidiaries (“Subsidiaries”), by providing them with opportunities to acquire common stock of the Company, par value par value $0.01 per share (“Common Stock”) pursuant to terms and restrictions contained in this Plan and in an agreement with the Company (an “Award”).

Section 2. Administration. The Board of Directors (“Board”) of the Company shall supervise and administer the Plan.

2.1. The Board will resolve any questions of interpretation of the Plan or of any Awards, and such determination shall be final and binding upon all persons.

2.2. The Compensation Committee of the Board of Directors (so long as the Compensation Committee is comprised of two or more non-employee directors within the meaning of Rule 16b-3 under the Exchange Act of 1934, 17 C.F.R. § 240.16b-3(b)(3)) (the “Committee”) shall have any or all of the powers and discretions vested in the Board under the Plan, except the power to amend or terminate the Plan. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, by a writing signed by a majority of the Committee members.

Section 3. Awards. “Award Shares” are shares of Common Stock transferred to Participants (as defined in 0) pursuant to an Award in exchange for past or future service to the Company or its Subsidiaries without other payment therefor.

3.1. Governing Agreements. Each Award will be governed by an “Award,” which may contain any provision the Board determines appropriate, including without limitation, provisions for the forfeiture of and restrictions on the sale, resale or other disposition of shares acquired under any Award, provisions giving the Company the right to repurchase shares acquired under any Award, provisions to comply with federal and state securities laws, or understandings or conditions as to the Participant’s employment, in addition to those specifically provided for under the Plan.

3.2. Nontransferability. Except as provided below or as explicitly provided in the Award, a Participant may not transfer Common Stock represented by an Award that is subject to forfeiture, redemption or other restriction on resale imposed by its governing Award (“Unvested Shares”).

3.2.1. Unvested Shares (i) may be tendered in response to a tender offer for a request or invitation to tenders of greater than 50 percent of the outstanding Common Stock of the Company or (ii) may be surrendered in a merger, consolidation or share exchange involving the Company; provided, in each case, that the securities or other consideration (including any cash) received in exchange for the Unvested Shares will be subject to the restrictions and conditions on the Unvested Shares set forth in the Award. In the event of and immediately upon receipt by a third party of Unvested Shares by any person or entity other than the Company pursuant to a transaction under this Section 0, the Unvested Shares will no longer be subject to restrictions on transfer, sale, assignment, etc. imposed by this Plan or any Award.

3.2.2. In the event of any change in the outstanding Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, share split, reverse

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share split, share distribution or combination of shares or the payment of a share dividend, the Unvested Shares shall be treated in the same manner in any such transaction as other Common Stock. Any Common Stock or other securities received by the Grantee with respect to the Unvested Shares in any such transaction shall be subject to the restrictions and conditions set forth in this Award.

3.2.3. In the event that Unvested Shares are transferred by will or the laws of descent and distribution, any payments shall be made only to the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights under the Award shall pass by will or the laws of descent and distribution and only to the extent, if any, that the deceased Participant was entitled at the date of the Participant’s death.

Section 4. Participants. The Board, in its sole discretion, will designate “Participants” to receive Award Shares. Notwithstanding this authority, the Board may designate as Participants only natural persons who:

4.1. are employees, officers, directors, or consultants of the Company or one of its Subsidiaries and immediately prior to receiving the designated Award, are owners of common stock or options to purchase common stock of the Company; or

4.2. are officers or directors of the Company regardless of ownership of any common stock or options to purchase common stock of the Company.

Award Shares may be granted under this Plan to persons who have previously received Award Shares or other benefits under this or other plans of the Company.

Section 5. Shares Reserved Under the Plan. There is hereby reserved for issuance as Award Shares under the Plan an aggregate of 1,200,000 shares of Common Stock, which may be authorized but unissued or treasury shares.

5.1. Reissue of Shares. Any shares of Common Stock subject an Award may thereafter be subject to a new Award under the Plan if the shares of Common Stock are issued under an Award and are subsequently reacquired by the Company pursuant to the terms of the Award.

5.2. Adjustment Provisions. If the Company at any time changes the number of issued shares of Common Stock without new consideration to the Company (by stock dividend, stock split, or a similar transaction), the total number of shares reserved for issuance under the Plan and the number of shares covered by each outstanding Award shall be adjusted so that the value of each such Award shall not be changed. Awards may contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation or similar occurrences.

Section 6. Valuation. The fair market value of the Award Shares on any given day will be:

6.1. if the Common Stock is listed on a national securities exchange, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported;

6.2. if the Common Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported;

6.3. if the common stock is listed on the OTC Bulletin Board, the last closing price of the common stock of the Company on the OTC Bulletin Board as of the close of business on the last business day prior to the date on which the shares are to be valued;

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6.4. if the Common Stock is not listed on a national securities exchange nor quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, nor listed on the OTC Bulletin Board, the most recent price at which shares of the Company’s common stock traded in any recognized securities market.

6.5. if the Common Stock is not listed on a national securities exchange nor quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, nor listed on the OTC Bulletin Board, nor traded in any recognized securities market, the amount determined by the Board to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service; or

6.6. in the event of a transaction pursuant to judicial order, state law, or a vote of the majority of the Company’s shareholders which results in receipt of value by the shareholders in exchange for their shares of common stock, that same amount received by the shareholders.

Section 7. No Employment Agreement. Neither this Plan nor any Award are, nor should either be construed to embody or contain, an agreement or promise of future employment of the Participant by the Company or its Subsidiaries. A Participant’s right, if any, to continue to serve the Company or its Subsidiaries as an officer, employee or otherwise, shall not be enlarged or otherwise affected by the Plan.

Section 8. Duration, Amendment and Termination.

8.1. The Board may not grant Award Shares more than ten years after the date on which the Plan is adopted by the Board; provided, however, that the terms and conditions of any Award may thereafter be amended or modified by mutual agreement between the Company and the Participant or such other persons as may then have an interest in the Award.

8.2. The Board, pursuant to a mutual agreement between the affected Participant and the Company, may grant Award Shares under the Plan or any future plan of the Company in substitution and in exchange for, and in cancellation of, any previously-granted Award Shares.

8.3. The Board may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing Award or change the terms and conditions thereof without the Participant’s consent. No amendment of the Plan shall, require the approval of the stockholders of the Company, except to the extent required by law, regulation or stock exchange requirements.

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